EXHIBIT 21

Subsidiaries of Company

                                  Percentage Owned          State of
Subsidiaries                          by Company         Incorporation

EdVISION Corporation                     100               California

Harland Checks and Services, Inc.        100               Georgia

Harland Financial Solutions, Inc.        100               Oregon

HFS Core Systems, Inc.                   100               Delaware

HFS Internet Services, Inc.              100               Minnesota

HFS Phoenix Systems, Inc.                100               Delaware

Interlinq Software Corporation           100               Washington

Intrieve, Incorporated                   100               Ohio

John H. Harland Company of Puerto Rico   100               Georgia

Liberty Checks and Services, Inc.        100               Minnesota

Scantron Corporation                     100               Delaware

The Check Store, Inc.                    100               Georgia


This list excludes subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary".